UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008 (May 13, 2008)

HEARTWARE LIMITED
 (Exact name of registrant as specified in its charter)

State of Victoria, Australia	000-52595	98-0498958
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 57 MLC Centre 19-29 Martin Place Sydney NSW 2000 Australia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +61 2 9238 2064

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2008, the Company and Dozier Rowe entered into a separation agreement whereby Mr. Rowe voluntarily resigned his position as Chief Operating Officer of HeartWare, Inc. Pursuant to a separation agreement the Company will pay Mr. Rowe nine months salary, or $168,750, and continue insurance coverage for nine months. Under the terms of previous equity award grants Mr. Rowe will be able to exercise vested awards within 30 days of termination.

A copy of the separation agreement is attached as an exhibit.

Item 7.01 Regulation FD Disclosure

On May 15, 2008 the Company provided an operational update via an Australian Securities Exchange (“ASX”) Announcement. The announcement included the first US centre to be trained in the use of the HeartWare Left Ventricular Assist System®, the Company’s plan to redomicile to the US, a new partnership with Pharmalink FHI to act as the Company’s clinical research organization, organizational changes as described above in Item 5.02 and provided an update on its new facility in Miami Lakes, Florida.

A copy of the ASX Announcement is attached as an exhibit.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 Separation Agreement between HeartWare, Inc. and Dozier Rowe dated May 13, 2008

Exhibit 99.2 HeartWare ASX Announcement dated May 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HeartWare Limited

Date: May 15, 2008	By:	/s/ David McIntyre

Name: David McIntyre
Title: Chief Financial Officer